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                                                                   EXHIBIT 99.1

                                 [CONCORD LOGO]



CONTACT:                     OR               LENS' INVESTOR RELATIONS COUNSEL:
CONCORD CAMERA CORP.                          THE EQUITY GROUP INC.
HARLAN PRESS                                  ROBERT GOLDSTEIN  (212) 371-8660
VICE PRESIDENT AND TREASURER                  DEVIN SULLIVAN    (212) 836-9608
(954) 331-4200


                              FOR IMMEDIATE RELEASE
 CONCORD CAMERA CORP. ANNOUNCES NOTICE FROM NASDAQ REGARDING POTENTIAL DELISTING


HOLLYWOOD, FLORIDA - MAY 16, 2005 - CONCORD CAMERA CORP. ("CONCORD" OR "COMPANY") (NASDAQ: LENS) announced today that on May 13, 2005, the Company received a notice from the Nasdaq Listing Qualifications staff (the "staff") indicating that because The Nasdaq Stock Market ("Nasdaq") had not received Concord's Form 10-Q for the third quarter of Fiscal 2005 which ended April 2, 2005 ("Third Quarter 10-Q") and because the Company did not expect to file the Third Quarter 10-Q on or before May 17, 2005 as permitted by Rule 12b-25, the Company's securities are subject to delisting from the Nasdaq Stock Market at the opening of business on May 24, 2005 unless Concord requests a hearing in accordance with Nasdaq's Marketplace Rule 4800 Series. In addition, as a result of Concord's filing delinquency, a fifth character, "E", will be appended to its trading symbol; accordingly, Concord's trading symbol will be changed from LENS to LENSE at the opening of business on May 17, 2005.

As previously disclosed, the planning and implementation of the Company's Enterprise Resource Planning System ("ERP System") resulted in a material weakness in the Company's internal controls over financial reporting and inefficiencies and delays in providing information necessary to complete the Company's Quarterly Reports on Form 10-Q for the First Quarter and the Second Quarter of Fiscal 2005. The Company believes it has made progress in operating the new ERP System, but continues to experience material weaknesses with regard to the ERP System and the financial statement closing process generally, which problems were exacerbated by the migration of the operations of the Jenimage Europe GmbH business, which was acquired by the Company during the Fourth Quarter of Fiscal 2004, onto the ERP system during Third Quarter Fiscal 2005. The Company plans to file its Third Quarter 10-Q as soon as practicable, but does not currently expect that it will be filed on or before May 17, 2005, as prescribed in Rule 12b-25(b).

The Company plans to appeal the staff's determination and request a hearing by a Nasdaq Listing Qualifications Panel pursuant to the procedures set forth in the Nasdaq Marketplace Rules 4800 Series. The Company's securities will remain listed pending the result of such appeal.

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ABOUT CONCORD CAMERA CORP.

Concord Camera Corp., through its subsidiaries, is a global producer of popularly priced, digital, 35mm traditional and single use cameras. Concord markets its cameras under the trademarks POLAROID, CONCORD, CONCORD EYE Q and JENOPTIK. Concord sells and markets its camera products worldwide through direct sales offices in the United States, Canada, Germany, Hong Kong, the Peoples Republic of China, the United Kingdom, Japan and France and through independent sales agents. The Polaroid trademark is owned by Polaroid Corporation and is used by Concord under license from Polaroid. CONCORD and CONCORD EYE Q are trademarks and/or registered trademarks of Concord Camera Corp. in the United States and/or other countries. The JENOPTIK trademark is owned by Jenoptik AG and is used by Concord under license from Jenoptik AG. Learn more about Concord Camera Corp. at www.concord-camera.com.

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements, including the expected filing date of our Third Quarter Form 10-Q, our ability to maintain compliance with Nasdaq listing standards, our ability to meet customer demands and fulfill customer service obligations, anticipated or expected results of the implementation of our strategic plan, including the restructuring plan, additional cost-reductions initiatives and anticipated financial benefits of significantly reducing our reliance on internally designed and manufactured digital cameras and increasing the design, co-development and purchase of digital cameras from contract manufacturers, involve risks and uncertainties which may affect the Company's business and prospects, including the risks discussed under "Risk Factors" and disclosures in the Company's Annual Report on Form 10-K for the fiscal year ended July 3, 2004 and subsequently filed reports. Any forward-looking statements contained in this press release represent our estimates only as of the date hereof, or as of such earlier dates as are indicated, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.


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